Monthly Statements to the Securityholders
Pursuant to Section 4.01 of the Sale and Servicing Agreement

Wachovia Asset Securitization Inc
2003-HE2

Monthly Period	May 1, 2004 through May 31, 2004
Payment Date	June 25, 2004
Period	Managed

Pool Balance		Factor per Original
Beginning	$1,105,858,859.39	0.884663499
Ending	$1,080,071,458.84	0.864034128

Change A-I-1 Notes	$25,787,400.55	0.02062937
Beginning	$354,511,345.57	0.886278364
Ending	$345,753,375.13	0.864383438

Change A-II-1 Notes	$8,757,970.44	0.021894926
Beginning	$652,068,503.69	0.869424672
Ending	$635,547,831.90	0.847397109

Change A-II-2	$16,520,671.79	0.022027562
Beginning	$86,942,467.16	0.869424672
Ending	$84,739,710.92	0.847397109

Change Additional Balance Increase Amount	$2,202,756.24	0.022027562
Beginning	$—
Ending	$—

Change Certificate	$—
Beginning	$—
Ending	$—

Change	$—

Interest Shortfall Event?	No
Stepdown Event?	No
Yield Maintenance Event?	No
Deficiency Amount Event?	No
Interest Distributions				Factor per 1000
A-I-1		$415,172.18		1.0379304
A-II-1		$763,644.67		1.0181929
A-II-2 Enhancer Premium Interest Rates	$ $	89,840.55 141,246.63		0.8984055
A-I-1 WAC		4.15%
A-II-1 & A-II-2 WAC		4.19%
Libor Libor + 26 bps Auction Rate		1.1000 1.3600 1.2000	% % %
A-I-1 & A-II-1 Note Rate		1.3600%
A-II-2 Note Rate		1.2000%
Principal Distributions				Factor per 1000
A-I-1		$8,757,970.44		21.89
A-II-1		$16,520,671.79		22.03
A-II-2		$2,202,756.24		22.03
Certificate		$—
Funding Account Balance
Group 1		$—
Group 2		$—
Liquidation Loss Amounts Group 1		$(21.96)
Aggregate Liquidation Losses		$(54,066.81)
Group 2		$(109,336.50)
Aggregate Liquidation Losses		$(258,107.45)
Enhancer Premium		$141,246.63

Aggregate Note Balance	$1,066,040,917.95
Target Overcollateralization Amount	$15,725,259.50
Overcollateralization Amount	$14,030,540.89
Excess to Certificateholder	$—
Net Excess Spread Percentage	2.813%
2-month Rolling Average Net Excess Percentage	2.801%
3-month Rolling Average Net Excess Percentage Wachovia Bank, National Association	2.799%
as Servicer

Group 1 Pool

Aggregate Amount Collected for the Collection Period
Principal	$15,036,018.34
Net Interest	$1,011,003.03
Substitution Adjustments	$—
Aggregate Substitutions	$—
Beginning Balance	$357,717,203.21
Ending Balance	$349,509,272.57

Net	$8,207,930.64
Principal Collections	$(15,036,018.34)
Net Draws	$6,828,087.70
Net Principal	$(8,207,930.64)
Gross Interest	$1,160,051.86
Servicing Fee	$(149,048.83)

Net Interest	$1,011,003.03
Enhancer Premium	$(45,791.05)
Note Interest	$(415,172.18)

Excess Spread	$550,039.80
Additional Balance Inc.	$—
Group Excess	$550,039.80
Transfer (to) from Group 2	$—
Excess to Certificate	$—
Delinquencies
30 - 59 Days Past Due	3	$295,617.54
60 - 89 Days Past Due	—	$—
90 - 119 Days Past Due	—	$—
120 - 149 Days Past Due	—	$—
150 - 179 Days Past Due	—	$—
180 + Days Past Due	—	$—
Foreclosures (included in aging above)	5	$877,031.55
REO	—	$—
Funding Account
Beginning	$—
Deposit	$—

Ending	$—
Target O/C Amount	$5,032,083.04
O/C Amount	$3,755,897.44
Gross CPR (Annualized)	40.268%
Net CPR (Annualized)	24.312%
Draw Rate (Annualized)	20.647%
WAM	219.00
Age	16.37

Group 2 Pool

Principal	$36,754,776.62
Net Interest	$2,092,898.92
Substitution Adjustments	$—
Aggregate Substitutions	$—
Beginning Balance	$748,141,656.18
Ending Balance	$730,562,186.27

Net	$17,579,469.91
Principal Collections	$(36,754,776.62)
Net Draws	$19,175,306.71
Net Principal	$(17,579,469.91)
Gross Interest	$2,404,624.61
Servicing Fee	$(311,725.69)

Net Interest	$2,092,898.92
Enhancer Premium	$(95,455.58)
Note Interest	$(853,485.22)

Excess Spread	$1,143,958.12
Additional Balance Inc.	$—
Group Excess	$1,143,958.12
Transfer (to) from Group 1	$—
Excess to Certificate	$—
30 - 59 Days Past Due	10	$341,856.80
60 - 89 Days Past Due	2	$159,097.37
90 - 119 Days Past Due	1	$149,997.03
120 - 149 Days Past Due	—	$—
150 - 179 Days Past Due	—	$—
180 + Days Past Due	1	$100,259.50
Foreclosures (included in aging above)	15	683,912
REO	—	—
Beginning	$—
Deposit	$—

Ending	$—
Target O/C Amount	$10,693,176.46
O/C Amount	$10,274,643.45
Gross CPR (Annualized)	45.265%
Net CPR (Annualized)	24.689%
Draw Rate (Annualized)	26.771%
WAM	215.58
Age	17.38